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                                                                    EXHIBIT 10.1


                       DAISYTEK INTERNATIONAL CORPORATION
                         DIRECTOR AND OFFICER LOAN PLAN
                             Dated November 9, 2000

         Daisytek International Corporation, a Delaware corporation (the "COMPANY"), hereby adopts the following loan plan (the "PLAN") for non-employee directors and executive officers of the Company ("PARTICIPANTS"):

1.       Objective.

         The objective of the Plan is to provide additional incentive to Participants by granting loans ("LOANS") to such persons, the proceeds of which are to be used by such persons for the sole purpose of purchasing Common Stock of the Company ("COMMON STOCK") in the open market. The acquisition of Common Stock with Loans is intended to (i) provide an increased incentive for Participants to exert their best efforts on behalf of the Company, (ii) strengthen the ability of the Company to recruit and retain those persons possessing outstanding competence and the ability to contribute significantly to the Company's success, (iii) award those Participants who have made significant contributions to the Company in the past and (iv) further identify the interests of such Participants with those of the Company and its stockholders by increasing the desire of such officers to maximize the value of the Company.

2.       Definitions.

         2.1 "ACCEPTANCE DATE" means the date when a Participant accepts the offer by the Company to loan the Participant the purchase price to acquire Shares in the open market.

         2.2 "APPLICABLE INTEREST RATE" means the Cost of Funds plus one percent.

         2.3 "BOARD" means the Board of Directors of the Company provided that if any action taken by the Board relates to a Participant who is a director of the Company, the majority of the directors approving such action shall be disinterested directors.

         2.4      "COMMITTEE" means the Compensation Committee of the Board.

         2.5      "COMMON STOCK" means shares of Common Stock of the Company.

         2.6 "COST OF FUNDS" means the Floating Rate (as defined in the Company's Credit Agreement with Bank One, Texas, NA, and certain other lenders dated December 18, 2000) as of the Acceptance Date.

         2.7 "CREDIT AGREEMENT" means a credit facility or syndicated loan led by Bank One, N.A. or any replacement thereof as determined by the Board.

         2.8 "EFFECTIVE DATE OF THE PLAN" is defined under Section 14 hereof.

         2.9 "EXCHANGE ACT" means the Securities and Exchange Act of 1934 as amended.

         2.10 "LOAN" means a loan made to a Participant to purchase Shares under the Plan.

         2.11 "LOAN AVAILABILITY PERIOD" means the one-year period in which Loans will be available, commencing on the Effective Date and ending one year thereafter. Such period may be extended or renewed by the Committee in its sole discretion.


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         2.12     "PARTICIPANT" means any non-employee director or any executive officer of the Company who has accepted to receive a Loan pursuant to this Plan for the purpose of purchasing Shares in the open market.

         2.13 "SHARES" means shares of Common Stock purchased by a Participant pursuant to the Plan.

3.       Eligibility.

         Participation in the Plan shall be limited to non-employee directors and officers of the Company. All Participants shall be required to complete an "accredited investor questionnaire," or such other documents as the Company may require to establish that such Participants are aware of the risks of investment.

         Participants shall be designated by the Board from time to time upon the recommendation of the Committee. Eligibility confers no vested right to the grant of any Loans under this Plan.

4.       Grant of Loans.

         During the Loan Availability Period, the Committee may make recommendations to the Board concerning the granting of Loans under the Plan to Participants. The Board will meet to consider the recommendations of the Committee (or will act by written consent in lieu of such a meeting) and will make a final determination as to the granting of Loans under the Plan to Participants. The Board's determination may vary from the Committee's recommendations and the Board may choose to make no Loans at all. Immediately after the action of the Board, the Committee will notify individuals to whom the Loans have been granted and will permit such Participants to borrow money upon the execution and delivery of a Loan Agreement and a Note (each as defined in Paragraph 5 herein).

5.       Terms of Loans.

         The Company shall make a Loan to a Participant in an amount not to exceed $50,000 per Participant, for 100% of the purchase price for Shares to be purchased by a Participant during the 30-day period immediately following the date the Loan is made to the Participant.

         Each Loan will be made pursuant to the terms and conditions of a loan agreement (the "LOAN AGREEMENT") in form and substance acceptable to the Company and evidenced by a promissory note (the "NOTE") in form and substance acceptable to the Company. Each Loan will comply with all applicable laws, regulations and rules of the Board of Governors of the Federal Reserve System and any other governmental agency having jurisdiction. No funds will be advanced until the Participant has executed and delivered copies of such Loan Agreement and Note to the Committee.

     Each Note will bear interest at the Applicable Interest Rate and shall be payable at the earlier of (i) 30 days after the Company makes demand for payment or (ii) the third anniversary of the date of the Loan. The Board will have sole discretion concerning when demand for payment of any Loan will be made, but the Board will consider the following factors:

         (i) Whether the Company's needs for cash flow or financing make the calling of any Loan advisable;

         (ii) Whether the Participant's service with the Company has been terminated; and

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         (iii)    Whether the Participant is able to repay the Loan without
                  undue difficulty.

         Upon direction from the Board, the Committee will make demand for payment and will seek to collect on each Loan not later than three years from the date funds are advanced under such Loan.

6.       Conditions to Loans.

         As a condition to the granting of any Loan to a Participant, the Participant shall represent and warrant that he/she shall use the proceeds for the sole purpose of purchasing Shares. The Board may require the Participant to execute and deliver to the Company any appropriate or necessary agreements, representations, or documents in this regard.

7.       Limitation on Loans.

         The total amount of Loans outstanding at any time under this Plan and at any time during the term of this Plan will not exceed $1,000,000.

8.       Term of Plan.

         This Plan will be effective until terminated by the Board, but no later than November 9, 2010. Determination of when demand for payment of the Loans will be made will be vested in the Board (subject to the restriction that all Loans must be paid within three years from the date funds are advanced, as set forth in Paragraph 5 above).

9.       Disinterested Persons.

         All actions by the Committee regarding a Loan to a member of the Committee will be taken without the participation of the Committee member and all actions by the Board regarding a Loan to a member of the Board will be taken without the participation of the Board member, but the Committee member and the Board member, respectively, may be counted for purposes of a quorum.

10.      Administration.

         The Plan will be administered by the Board upon the recommendations of the Committee.

11.      No Employment Rights.

         The Plan does not constitute a contract of employment, and participation in the Plan will not give any Participant the right to be retained in the employ of the Company or an affiliate or the right to continue as an officer or director of the Company or any right or claim to any benefit under the Plan unless such right or claim has specifically accrued under the terms of the Plan or the terms of any award under the Plan.


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12.      Compliance with Applicable Law and Withholding.

         The Company shall have the right to require a Participant to pay to the Company the amount of any taxes that are required to be withheld with respect to a Participant's participation in the Plan, including any such taxes required to be withheld in connection with (i) the purchase by the Participant of any purchased Shares, (ii) any dividend or distribution in respect of purchased Shares, (iii) any repayment of a Loan, (iv) the lapse of the period during which the purchased Shares are restricted by the Loan Agreement, (v) any release of purchased Shares or (vi) any sale of purchased Shares. To the extent permitted by the Committee, a Participant may elect to have any distribution otherwise required to be made under the Plan to be withheld to fulfill any tax withholding obligation.

13.      Governing Law.

         The Plan and all determinations made and actions taken thereunder, to the extent not otherwise governed by the laws of the United States, shall be governed by the internal laws of the State of Texas and construed accordingly.

14.      Effective Date of Plan.

         The "EFFECTIVE DATE" of this Plan shall be November 9, 2000.




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